EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-61354) related to the 2000 Stock Incentive Plan of Omega Healthcare Investors, Inc.;
(2)	Registration Statement (Form S-8 No. 333-117656) related to the 2004 Stock Incentive Plan of Omega Healthcare Investors, Inc.;
(3)	Registration Statement (Form S-3 No. 333-175164) related to the Dividend Reinvestment and Common Stock Purchase Plan of Omega Healthcare Investors, Inc.; and
(4)	Registration Statement (Form S-3 No. 333-179795), an unallocated universal registration statement.

of our reports dated February 28, 2013, with respect to the consolidated financial statements and schedules of Omega Healthcare Investors, Inc. and the effectiveness of internal control over financial reporting of Omega Healthcare Investors, Inc., included in this Annual Report (Form 10-K) of Omega Healthcare Investors, Inc. for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Baltimore, Maryland
February 28, 2013